Pilgrim’s Pride Reports Fourth Quarter and Year-End 2023 Results

GREELEY, Colo., February 26, 2024 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its fourth quarter and year-end 2023 financial results.

2023 Highlights
•Net Sales of $17.4 billion.
•Consolidated GAAP Operating Income margin of 3.0%.
•GAAP Net Income of $321.6 million and GAAP EPS of $1.36. Adjusted Net Income of $400.3 million, or adjusted EPS of $1.69.
•Adjusted EBITDA of $1.0 billion, or a 6.0% margin, with adjusted EBITDA margins of 5.3% in the U.S., 6.1% in the U.K. and Europe, and 8.7% in Mexico.
•Our U.S. fresh portfolio demonstrated its resiliency, overcoming challenging supply and demand fundamentals and elevated input costs earlier in the year through its diversified offerings across bird sizes, growth with Key Customers, and improved production efficiencies through operational excellence.
•Prepared Foods continues to accelerate its momentum in fully cooked branded offerings as Just Bare® and Pilgrim’s® grew over 59% year over year. Digital platforms remain a key driver as sales more than doubled compared to 2022.
•U.K. and Europe business reinforced the foundation to scale profitable growth with Key Customers, to further diversify its portfolio through branded innovation, and to drive operational excellence efforts in manufacturing and back-office consolidation.
•Mexico enhanced its capacity to grow with Key Customers and increased the diversification of its offerings through the introduction of new brands and further investments in live operations.
•Sustainability efforts continue to drive reduction in production emissions intensity as all regions improved performance compared to 2022. Our progress was recognized externally as key Sustainability-related scores improved.
•Strong liquidity position and net leverage ratio of 2.5x Adjusted EBITDA through prudent management of working capital, consistent execution of our strategies, and improved market fundamentals.
•Progress of our investments to support Key Customer growth, drive operational excellence, and further diversify our portfolio are on target as we initiated production at our expanded Athens, GA facility and start-up our new protein conversion plant is slated by the end of Q1 of 2024.
Fourth Quarter
•Net Sales of $4.5 billion.
•Consolidated GAAP Operating Income margin of 4.1%.
•GAAP Net Income of $134.7 million and GAAP EPS of $0.57. Adjusted Net Income of $139.3 million and adjusted EPS of $0.59.
•Adjusted EBITDA of $309.5 million, or a 6.8% margin, with adjusted EBITDA margins of 7.5% in the U.S., 7.6% in U.K. and Europe, and 1.3% in Mexico.

•Our U.S. portfolio continued its momentum throughout the period given promotional activity and new distribution with Key Customers in Case Ready and Small Bird, branded momentum across Retail and Food Service in Prepared Foods, and operational excellence efforts in Big Bird.
•Our U.K. and Europe business increased year-over-year and quarter-over-quarter sales and adjusted EBITDA from growth of branded offerings, benefits from network and back-office optimization, and enhanced Key Customer relationships.
•Our Mexico business grew branded offerings, increased presence with Key Customers, and achieved better than breakeven results despite weakened market fundamentals.

Unaudited	Three Months Ended				Year Ended
	December 31, 2023	December 25, 2022	Y/Y Change		December 31, 2023	December 25, 2022	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,528.3	$4,127.4	+9.7%		$17,362.2	$17,468.4	(0.6)%
U.S. GAAP EPS	$0.57	$(0.66)	(186.4)%		$1.36	$3.10	(56.1)%
Operating income	$184.3	$(77.5)	(337.7)%		$522.3	$1,176.6	(55.6)%
Adjusted EBITDA(1)	$309.5	$62.9	+392.4%		$1,034.2	$1,648.4	(37.3)%
Adjusted EBITDA margin(1)	6.8%	1.5%	+5.3	pts	6.0%	9.4%	(3.4)	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
During 2023, commodities were exceptionally volatile as markets began at near record lows given supply and demand imbalance and availability of other proteins combined with unsettling consumer sentiment. Throughout the year values gradually returned to more seasonal levels, while cost inflation remained elevated compared to historical standards.
“While our business faced a unique set of challenging conditions in 2023, we persevered as our team members maintained a leadership mindset and elevated their focus and execution of our strategy. As a result, we demonstrated an ability to drive profitable growth even under the most difficult circumstances as our sales and adjusted EBITDA strengthened throughout year and showed increased momentum as we entered 2024,” said Fabio Sandri.
In the 4th quarter, the U.S. portfolio continued to profitably grow as Case Ready and Small Bird realized benefits from additional promotional activity with Key Customers, more distribution, and increased retail pricing spreads from competing proteins. Prepared Foods also gained further momentum as branded offerings expanded throughout retail and distribution improved in foodservice. As for Big Bird, operating costs continued to improve from increased production efficiencies and better market conditions.
“Given the actual market conditions, the affordability and availability of chicken resonated with consumers. As such, we worked closely with our Key Customers in both retail and food service to drive increased traffic through promotions and broaden their lineup of chicken offerings across fresh and prepared items,” remarked Fabio Sandri.
The U.K. and Europe demonstrated progress again in profitability improvement in the 4th quarter through Key Customer partnerships, branded innovation, and operational excellence. The efforts were accelerated by recent actions to further streamline our production networks and support activities.
“While we’ve improved profitability throughout the year, we recognize that speed to market with our diversified portfolio will be critical to meet our growth aspirations, especially with Key Customers. We implemented a more nimble organizational structure that promotes ownership and discipline throughout our diversified portfolio. Moving forward, we will continue to explore alternatives across all aspects of the organization to cultivate profitable growth,” remarked Fabio Sandri.

As for Mexico, supply and demand fundamentals were challenging in October but gained strength throughout the quarter. Despite market conditions, the team maintained an intense focus on our strategy and our operations.
“While Mexico has continually faced volatile market conditions quarter over quarter, it continues to generate strong, steady results year over year. In the 4th quarter, we further diversified our portfolio as our brands continue to gain strong traction with consumers and retailers alike. Our investments to increase capacity and reduce production risk through operational excellence are proceeding as planned. Key Customer relationships continue to strengthen as volumes ended up nearly double digits compared to full year 2022,” said Fabio.
Pilgrim’s continues to make progress in sustainability as all regions reduced their natural gas and electrical usage intensity compared to 2022. External agencies have also recognized our progress with improvements in key scores compared to 2022.
“While we had challenging market conditions during the year, our commitment to sustainability remained firm. Our team identified ways to embed innovative practices in our business to simultaneously drive sustainability and enhance profitable growth. This leadership mindset enables a better future for our team members, strengthening our vision of becoming the best and most respected company in our industry,” remarked Fabio.
Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held on the morning of February 26, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc240226.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

About Pilgrim’s Pride

Pilgrim’s employs over 61,200 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 25, 2022
	(In thousands, except share and par value data)
Cash and cash equivalents	$697,748	$400,988
Restricted cash and cash equivalents	33,475	33,771
Trade accounts and other receivables, less allowance for credit losses	1,129,178	1,097,212
Accounts receivable from related parties	1,778	2,512
Inventories	1,985,399	1,990,184
Income taxes receivable	161,062	155,859
Prepaid expenses and other current assets	195,831	211,092
Total current assets	4,204,471	3,891,618
Deferred tax assets	4,890	1,969
Other long-lived assets	35,646	41,574
Operating lease assets, net	266,707	305,798
Identified intangible assets, net	853,983	846,020
Goodwill	1,286,261	1,227,944
Property, plant and equipment, net	3,158,403	2,940,846
Total assets	$9,810,361	$9,255,769

Accounts payable	$1,410,576	$1,587,939
Accounts payable to related parties	41,254	12,155
Revenue contract liabilities	84,958	34,486
Accrued expenses and other current liabilities	926,727	850,899
Income taxes payable	31,678	58,411
Current maturities of long-term debt	674	26,279
Total current liabilities	2,495,867	2,570,169
Noncurrent operating lease liabilities, less current maturities	203,348	230,701
Long-term debt, less current maturities	3,340,841	3,166,432
Deferred tax liabilities	385,548	364,184
Other long-term liabilities	40,180	71,007
Total liabilities	6,465,784	6,402,493
Common stock, $.01 par value, 800,000,000 shares authorized; 261,931,080 and 261,610,518 shares issued at year-end 2023 and year-end 2022, respectively; 236,789,927 and 236,469,365 shares outstanding at year-end 2023 and year-end 2022, respectively	2,620	2,617
Treasury stock, at cost, 25,141,153 shares at year-end 2023 and year-end 2022.	(544,687)	(544,687)
Additional paid-in capital	1,978,849	1,969,833
Retained earnings	2,071,073	1,749,499
Accumulated other comprehensive loss	(176,483)	(336,448)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,331,372	2,840,814
Noncontrolling interest	13,205	12,462
Total stockholders’ equity	3,344,577	2,853,276
Total liabilities and stockholders' equity	$9,810,361	$9,255,769

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands, except per share data)
Net sales	$4,528,302	$4,127,365	$17,362,217	$17,468,377
Cost of sales	4,207,255	4,031,583	16,243,816	15,656,574
Gross profit	321,047	95,782	1,118,401	1,811,803
Selling, general and administrative expense	131,087	142,840	551,770	604,742
Restructuring activities	5,661	30,466	44,345	30,466
Operating income (loss)	184,299	(77,524)	522,286	1,176,595
Interest expense, net of capitalized interest	66,813	41,369	202,272	152,672
Interest income	(12,308)	(4,071)	(35,651)	(9,028)
Foreign currency transaction losses (gains)	(22,892)	16,469	20,570	30,817
Miscellaneous, net	(3,942)	(1,505)	(30,127)	(23,339)
Income before income taxes	156,628	(129,786)	365,222	1,025,473
Income tax expense	22,417	25,256	42,905	278,935
Net income (loss)	134,211	(155,042)	322,317	746,538
Less: Net income (loss) attributable to noncontrolling interests	(442)	(66)	743	608
Net income (loss) attributable to Pilgrim’s Pride Corporation	$134,653	$(154,976)	$321,574	$745,930

Weighted average shares of common stock outstanding:
Basic	236,790	236,469	236,725	239,766
Effect of dilutive common stock equivalents	675	—	572	628
Diluted	237,465	236,469	237,297	240,394

Net income (loss) attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.57	$(0.66)	$1.36	$3.11
Diluted	$0.57	$(0.66)	$1.36	$3.10

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2023	December 25, 2022
	(In thousands)
Cash flows from operating activities:
Net income	$322,317	$746,538
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	419,900	403,110
Loss on early extinguishment of debt recognized as a component of interest expense	20,694	—
Loan cost amortization	7,366	4,753
Share-based compensation	7,226	6,985
Deferred income tax expense	6,675	21,295
Gain on property disposals	(6,052)	(18,908)
Asset impairment	4,010	3,559
Accretion of bond discount	2,278	1,717
Gain on equity method investments	328	(2)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(19,007)	(149,599)
Inventories	12,602	(472,224)
Prepaid expenses and other current assets	17,776	18,264
Accounts payable and accrued expenses	(68,677)	263,288
Income taxes	(8,878)	(142,455)
Long-term pension and other postretirement obligations	(9,993)	(4,128)
Other operating assets and liabilities	(30,688)	(12,330)
Cash provided by operating activities	677,877	669,863
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(543,816)	(487,110)
Proceeds from insurance recoveries	20,681	16,034
Proceeds from property disposals	19,784	35,516
Purchase of acquired businesses, net of cash acquired	—	(9,692)
Cash used in investing activities	(503,351)	(445,252)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	1,768,236	362,540
Payments on revolving line of credit, long-term borrowings, and finance lease obligations	(1,616,321)	(388,299)
Payment of capitalized loan costs	(19,816)	(4,741)
Payment on early extinguishment of debt	(13,780)	—
Distribution of capital under the TSA	(1,592)	(1,961)
Purchase of common stock under share repurchase program	—	(199,553)
Cash provided by (used in) financing activities	116,727	(232,014)
Effect of exchange rate changes on cash and cash equivalents	5,211	(7,959)
Increase (decrease) in cash and cash equivalents	296,464	(15,362)
Cash and cash equivalents, beginning of year	434,759	450,121
Cash and cash equivalents, end of year	$731,223	$434,759
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$131,205	$156,292
Income taxes paid	19,749	385,585
Accounts payable and accrued expenses for capital expenditures for property, plant and equipment	85,943

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) transaction costs related to business acquisitions, (3) costs related to litigation settlements, (4) restructuring activities losses, (5) property insurance recoveries, and (6) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands)
Net income (loss)	$134,211	$(155,042)	$322,317	$746,538
Add:
Interest expense, net(a)	54,505	37,298	166,621	143,644
Income tax expense	22,417	25,256	42,905	278,935
Depreciation and amortization	112,486	102,148	419,900	403,110
EBITDA	323,619	9,660	951,743	1,572,227
Add:
Foreign currency transaction losses (gains)(b)	(22,892)	16,469	20,570	30,817
Transaction costs related to acquisitions(c)	—	(24)	—	948
Litigation settlements(d)	4,700	5,804	39,400	34,086
Restructuring activities losses(e)	5,661	30,466	44,345	30,466
Minus:
Property insurance recoveries(f)	2,038	(417)	21,124	19,580
Net income (loss) attributable to noncontrolling interest	(442)	(66)	743	608
Adjusted EBITDA	$309,492	$62,858	$1,034,191	$1,648,356
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.

(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(e)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(f)This represents property insurance recoveries for property damage losses.

The summary unaudited consolidated income statement data for the 12 months ended December 31, 2023 (the LTM Period) have been calculated by summing each of the unaudited three month periods within the audited year ended December 31, 2023.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)
	Three Months Ended				LTM Ended December 31, 2023
	March 26, 2023	June 25, 2023	September 24, 2023	December 31, 2023
	(In thousands)
Net income	$5,631	$60,908	$121,567	$134,211	$322,317
Add:
Interest expense, net	39,062	39,524	33,530	54,505	166,621
Income tax expense	(8,840)	(15,225)	44,553	22,417	42,905
Depreciation and amortization	98,257	104,857	104,300	112,486	419,900
EBITDA	134,110	190,064	303,950	323,619	951,743
Add:
Foreign currency transaction losses (gains)	18,143	16,395	8,924	(22,892)	20,570
Litigation settlements	11,200	13,000	10,500	4,700	39,400
Restructuring activities losses	8,026	29,718	940	5,661	44,345
Minus:
Property insurance recoveries	19,086	—	—	2,038	21,124
Net income (loss) attributable to noncontrolling interest	444	452	289	(442)	743
Adjusted EBITDA	$151,949	$248,725	$324,025	$309,492	$1,034,191

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)
	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands, except percent of net sales)
Net income (loss)	$134,211	$(155,042)	$322,317	$746,538	2.96%	(3.76)%	1.86%	4.27%
Add:
Interest expense, net	54,505	37,298	166,621	143,644	1.20%	0.90%	0.96%	0.82%
Income tax expense	22,417	25,256	42,905	278,935	0.50%	0.61%	0.25%	1.60%
Depreciation and amortization	112,486	102,148	419,900	403,110	2.48%	2.47%	2.42%	2.31%
EBITDA	323,619	9,660	951,743	1,572,227	7.14%	0.22%	5.48%	9.00%
Add:
Foreign currency transaction losses (gains)	(22,892)	16,469	20,570	30,817	(0.50)%	0.41%	0.13%	0.18%
Transaction costs related to acquisitions	—	(24)	—	948	—%	—%	—%	0.01%
Litigation settlements	4,700	5,804	39,400	34,086	0.10%	0.14%	0.21%	0.19%
Restructuring activities losses	5,661	30,466	44,345	30,466	0.13%	0.74%	0.26%	0.17%
Minus:
Property insurance recoveries	2,038	(417)	21,124	19,580	0.05%	(0.01)%	0.12%	0.11%
Net income (loss) attributable to noncontrolling interest	(442)	(66)	743	608	(0.01)%	—%	—%	—%
Adjusted EBITDA	$309,492	$62,858	$1,034,191	$1,648,356	6.83%	1.52%	5.96%	9.44%

Net sales	$4,528,302	$4,127,365	$17,362,217	$17,468,377

Adjusted EBITDA by segment figures s are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	December 31, 2023				December 25, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$76,321	$46,181	$11,709	$134,211	$(86,893)	$(22,193)	$(45,956)	$(155,042)
Add:
Interest expense, net(a)	66,779	(1,458)	(10,816)	54,505	38,094	633	(1,429)	37,298
Income tax expense (benefit)	4,047	18,635	(265)	22,417	(22,097)	20,673	26,680	25,256
Depreciation and amortization	68,004	38,707	5,775	112,486	63,370	32,899	5,879	102,148
EBITDA	215,151	102,065	6,403	323,619	(7,526)	32,012	(14,826)	9,660
Add:
Foreign currency transaction losses (gains)(b)	(19,594)	(3,355)	57	(22,892)	17,060	442	(1,033)	16,469
Transaction costs related to acquisitions(c)	—	—	—	—	—	(24)	—	(24)
Litigation settlements(d)	4,700	—	—	4,700	5,804	—	—	5,804
Restructuring activities(e)	—	5,661	—	5,661	—	30,466	—	30,466
Minus:
Property insurance recoveries(f)	—	1,921	117	2,038	(417)	—	—	(417)
Net income attributable to noncontrolling interest	—	—	(442)	(442)	—	—	(66)	(66)
Adjusted EBITDA	$200,257	$102,450	$6,785	$309,492	$15,755	$62,896	$(15,793)	$62,858
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(e)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(f)This represents property insurance recoveries for property damage losses.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Year Ended				Year Ended
	December 31, 2023				December 25, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$32,520	$114,666	$175,131	$322,317	$706,704	$(3,642)	$43,476	$746,538
Add:
Interest expense, net(a)	194,013	(2,928)	(24,464)	166,621	143,941	2,126	(2,423)	143,644
Income tax expense (benefit)	(5,848)	23,378	25,375	42,905	220,245	8,290	50,400	278,935
Depreciation and amortization	255,052	142,190	22,658	419,900	244,617	134,374	24,119	403,110
EBITDA	475,737	277,306	198,700	951,743	1,315,507	141,148	115,572	1,572,227
Add:
Foreign currency transaction losses (gains)(b)	35,433	(2,520)	(12,343)	20,570	35,702	(3,008)	(1,877)	30,817
Transaction costs related to acquisitions(c)	—	—	—	—	847	101	—	948
Litigation settlements(d)	39,400	—	—	39,400	34,086	—	—	34,086
Restructuring activities losses(e)	—	44,345	—	44,345	—	30,466	—	30,466
Minus:
Property insurance recoveries(f)	19,086	1,921	117	21,124	19,580	—	—	19,580
Net income attributable to noncontrolling interest	—	—	743	743	—	—	608	608
Adjusted EBITDA	$531,484	$317,210	$185,497	$1,034,191	$1,366,562	$168,707	$113,087	$1,648,356
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(e)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(f)This represents property insurance recoveries for the property damage losses.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands)
GAAP operating income, U.S. operations	$128,353	$(52,796)	$238,894	$1,094,025
Litigation settlements(a)	4,700	5,804	39,400	34,086
Transaction costs related to acquisitions(b)	—	—	—	847
Adjusted operating income, U.S. operations	$133,053	$(46,992)	$278,294	$1,128,958

Adjusted operating income margin, U.S. operations	5.0%	(1.9)%	2.8%	10.5%

GAAP operating income, U.K. and Europe operations	$57,568	$(1,340)	$128,151	$(934)
Restructuring activities losses	5,661	30,466	44,345	30,466
Adjusted operating income, U.K. and Europe operations	$63,229	$29,126	$172,496	$29,532

Adjusted operating income margin, U.K. and Europe operations	4.7%	2.4%	3.3%	0.6%

GAAP operating income, Mexico operations	$(1,621)	$(23,400)	$155,455	$83,450
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$(1,621)	$(23,400)	$155,455	$83,450

Adjusted operating income margin, Mexico operations	(0.3)%	(5.1)%	7.3%	4.5%
(a)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(b)These costs represent charges incurred related to the acquisition of Pilgrim's Food Masters (formerly, Kerry Consumer Foods' Meats and Meals businesses).

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In percent)
GAAP operating income margin, U.S. operations	4.8%	(2.2)%	2.4%	10.2%
Litigation settlements	0.2%	0.3%	0.4%	0.3%
Transaction costs related to acquisitions	—%	—%	—%	—%
Adjusted operating income margin, U.S. operations	5.0%	(1.9)%	2.8%	10.5%

GAAP operating income margin, U.K. and Europe operations	4.3%	(0.1)%	2.5%	—%
Restructuring activities losses	0.4%	2.5%	0.8%	0.6%
Adjusted operating income margin, U.K. and Europe operations	4.7%	2.4%	3.3%	0.6%

GAAP operating income margin, Mexico operations	(0.3)%	(5.1)%	7.3%	4.5%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	(0.3)%	(5.1)%	7.3%	4.5%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$134,653	$(154,976)	$321,574	$745,930
Add:
Foreign currency transaction losses (gains)	(22,892)	16,469	20,570	30,817
Transaction costs related to acquisitions	—	(24)	—	948
Litigation settlements	4,700	5,804	39,400	34,086
Restructuring activities losses	5,661	30,466	44,345	30,466
Loss on early extinguishment of debt recognized as a component of interest expense(a)	20,694	—	20,694	—
Minus:
Property insurance recoveries	2,038	—	21,124	19,580
Adjusted net income (loss) attributable to Pilgrim's before tax impact	140,778	(102,261)	425,459	822,667
Net tax impact of adjustments(b)	(1,483)	(12,757)	(25,140)	(19,115)
Adjusted net income (loss) attributable to Pilgrim's	$139,295	$(115,018)	$400,319	$803,552
Weighted average diluted shares of common stock outstanding	237,465	236,469	237,297	240,394
Adjusted net income attributable to Pilgrim's per common diluted share	$0.59	$(0.49)	$1.69	$3.34
(a)    The loss on early extinguishment of debt recognized as a component of interest expense was due to the repurchase of the Senior Notes due 2027.
(b)     Net tax impact of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands, except per share data)
U.S. GAAP EPS	$0.57	$(0.66)	$1.36	$3.10
Add:
Foreign currency transaction losses (gains)	(0.10)	0.08	0.09	0.13
Transaction costs related to acquisitions	—	—	—	—
Litigation settlements	0.02	0.02	0.16	0.14
Restructuring activities losses	0.02	0.13	0.19	0.13
Loss on early extinguishment of debt recognized as a component of interest expense	0.09	—	0.08	—
Minus:
Property insurance recoveries	0.01	—	0.09	0.08
Adjusted EPS attributable to Pilgrim's before tax impact	0.59	(0.43)	1.79	3.42
Net tax impact of adjustments(a)	—	(0.06)	(0.10)	(0.08)
Adjusted EPS	$0.59	$(0.49)	$1.69	$3.34

Weighted average diluted shares of common stock outstanding	237,465	236,469	237,297	240,394
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,660,649	$2,430,343	$10,027,742	$10,748,350
Europe	1,341,103	1,234,609	5,203,322	4,874,738
Mexico	526,550	462,413	2,131,153	1,845,289
Total net sales	$4,528,302	$4,127,365	$17,362,217	$17,468,377

Sources of cost of sales by country of origin:
U.S.	$2,461,255	$2,406,386	$9,505,258	$9,312,445
Europe	1,233,572	1,154,440	4,828,623	4,634,066
Mexico	512,427	470,769	1,909,721	1,710,117
Elimination	1	(12)	214	(54)
Total cost of sales	$4,207,255	$4,031,583	$16,243,816	$15,656,574

Sources of gross profit by country of origin:
U.S.	$199,394	$23,957	$522,484	$1,435,905
Europe	107,531	80,169	374,699	240,672
Mexico	14,123	(8,356)	221,432	135,172
Elimination	(1)	12	(214)	54
Total gross profit	$321,047	$95,782	$1,118,401	$1,811,803

Sources of operating income (loss) by country of origin:
U.S.	$128,353	$(52,796)	$238,894	$1,094,025
Europe	57,568	(1,340)	128,151	(934)
Mexico	(1,621)	(23,400)	155,455	83,450
Elimination	(1)	12	(214)	54
Total operating income (loss)	$184,299	$(77,524)	$522,286	$1,176,595